OMB APPROVAL

OMB Number:	3235-0059
Expires:	February 28, 2006
Estimated average burden hours per response	12.75

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

MITCHAM INDUSTRIES, INC

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

SEC 1913 (02-02)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

EXPLANATORY NOTE
     We are filing this material solely to revise the mailing date of the proxy statement and to update the dates for submission of shareholder proposals as originally filed with the Securities and Exchange Commission with our Definitive Proxy Statement on May 31, 2006. There are no other revisions or amendments to the originally filed Schedule 14A. Accordingly, this filing amends the Definitive Proxy Statement filed on May 31, 2006 to revise the proxy statement so that it reads in its entirety as follows.

MITCHAM INDUSTRIES, INC.
8141 SH 75 SOUTH
P.O. BOX 1175
HUNTSVILLE, TEXAS 77342-1175
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JULY 27, 2006
To our Shareholders:
     We will hold the Annual Meeting of Shareholders of Mitcham Industries, Inc., a Texas corporation, on Thursday, July 27, 2006, at the Houston Marriott North, 225 North Sam Houston Parkway East, Houston, Texas at 10:00 a.m., local time, for the following purposes:
     1. The election of five individuals to serve on our Board of Directors until the next annual meeting of shareholders or until their respective successors are elected and qualified.
     2. To adopt the Mitcham Industries, Inc. Stock Awards Plan, which will replace our 1998 Amended and Restated Stock Awards Plan and our 2000 Stock Option Plan.
     3. To ratify the selection by the Audit Committee of our Board of Directors of Hein & Associates LLP as our independent auditors for the fiscal year ending January 31, 2007.
     4. The transaction of such other business as may properly come before the meeting and any adjournment thereof.
     Our Board of Directors has established the close of business on June 5, 2006, as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting of Shareholders to be held July 27, 2006, and any adjournment or postponement thereof.
YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING OF SHAREHOLDERS, EVEN IF YOU PLAN TO ATTEND, PLEASE COMPLETE, SIGN AND MAIL THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ACCOMPANYING ENVELOPE.

Sincerely,

Billy F. Mitcham, Jr.
President and Chief Executive Officer
June 21, 2006

 i

ii

MITCHAM INDUSTRIES, INC.
8141 SH 75 South
P.O. Box 1175
Huntsville, Texas 77342-1175

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS
To be Held July 27, 2006

SOLICITATION OF PROXIES
Purpose, Place, Date and Time
     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Mitcham Industries, Inc., a Texas corporation, of proxies from the holders of record of our common stock, par value $.01 per share (“Common Stock”), at the close of business on June 5, 2006, for use in voting at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at the Houston Marriott North, 225 North Sam Houston Parkway East, Houston, Texas at 10:00 a.m., local time, on Thursday, July 27, 2006, and any adjournment or postponement thereof.
     This Proxy Statement, the attached proxy card and our Annual Report for the fiscal year ended January 31, 2006 are being mailed together on or about June 21, 2006, to each of our shareholders entitled to notice of and to vote at the Annual Meeting. Our principal place of business is located at 8141 SH 75 South, Huntsville, Texas 77340 and our mailing address is P.O. Box 1175, Huntsville, Texas 77342-1175.
     Properly executed proxies will be voted as directed. If no direction is indicated therein, proxies received in response to this solicitation will be voted FOR: (i) the election of each of the five individuals nominated for election as directors; (ii) the adoption of the Mitcham Industries, Inc. Stock Awards Plan, which will replace our 1998 Amended and Restated Stock Awards Plan and our 2000 Stock Option Plan; (iii) the ratification of the selection of Hein & Associates LLP as our independent auditors by our Audit Committee for the fiscal year ending January 31, 2007; and (iv) as recommended by our Board of Directors with regard to any other matters, or if no recommendation is given, at the discretion of the appointed proxies.
Expenses of Solicitation
     The solicitation of proxies will be conducted by mail and we will bear all costs associated with such solicitation, which we anticipate will cost approximately $10,000. In addition to the direct expenses of preparing and mailing the solicitation materials in connection with the Annual Meeting, we will reimburse brokerage houses, custodians, nominees and fiduciaries for all reasonable out-of-pocket expenses incurred in connection with the forwarding of our solicitation materials to the beneficial owners of Common Stock. In addition, we may conduct further solicitations of proxies in person or by telephone through our directors, officers and employees, none of whom will receive any additional salary or compensation for assisting in the solicitation of proxies.

Shareholders Sharing the Same Last Name and Address
     We are sending only one copy of our proxy statement to shareholders who share the same last name and address, unless they have notified us that they want to continue receiving multiple copies. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs.
     If you received a householded mailing this year and you would like to have additional copies of our proxy statement mailed to you or you would like to opt out of this practice for future mailings, please submit your request to our Corporate Secretary in writing at Mitcham Industries, Inc., P.O. Box 1175, Huntsville, Texas 77342-1175. You may also contact us if you received multiple copies of the annual meeting materials and would prefer to receive a single copy in the future.
VOTING OF SECURITIES
Record Date; Shareholders Entitled to Vote
     Our Board of Directors has fixed the close of business on June 5, 2006, as the record date for determining the holders of shares of Common Stock entitled to notice of and to vote at the Annual Meeting. As of the close of business on June 5, 2006, we expect there will be approximately 9,587,610 issued and outstanding shares of Common Stock, each of which is entitled to one vote on each item of business to be conducted at the Annual Meeting.
     For a period of 10 days prior to the Annual Meeting, a list of the shareholders entitled to vote at the Annual Meeting will be available for inspection during normal business hours at our principal place of business, which is located at 8141 SH 75 South, Huntsville, Texas 77340.
Quorum
     Our Second Amended and Restated Bylaws provide that the presence at the Annual Meeting, either in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock will constitute a quorum for the transaction of business. Abstentions from and broker non-votes on the proposal to approve the Stock Awards Plan and to elect directors will be counted for purposes of determining the presence of a quorum, but broker non-votes will not be included in the total shares voted for or against any nominee. A broker non-vote occurs if a broker or other nominee holding shares of Common Stock for a beneficial owner does not vote on a proposal because the broker or nominee does not have discretionary authority to vote the applicable shares of Common Stock and has not received instructions from the beneficial owner with respect to how to vote such shares of Common Stock on the particular item of business.
Vote Required
     Assuming a quorum is present, the election of directors will require a plurality of the votes cast at the Annual Meeting. Approval of the adoption of our Stock Awards Plan will require the affirmative vote of a majority of the total votes cast at the Annual Meeting. The ratification of the selected independent auditors will require the affirmative vote of a majority of the total votes cast at the Annual Meeting.
     All votes will be tabulated by the inspector of elections appointed for the Annual Meeting, who will separately tabulate votes for and against, abstentions and broker non-votes. Abstentions from any item of business other than the election of directors will have the same legal effect as a vote against the applicable proposal, but a broker non-vote will not be counted for purposes of determining whether a majority vote is achieved with respect to the approval of the Stock Awards Plan, the ratification of the selected independent auditors or any other item of business properly coming before the Annual Meeting.
Revocation of Proxies
     Any proxy given on the enclosed proxy card may be revoked by the applicable shareholder at any time before it is voted by (i) providing us with a written revocation notice or another proxy card or other form of proxy bearing a later date (in each case, delivered to our principal place of business at 8141 SH 75 South, Huntsville, Texas 77340, with our mailing address being P.O. Box 1175, Huntsville, Texas 77342-1175 marked “Proxy Information Enclosed, Attention: Corporate Secretary”) or (ii) by attending and voting in person at the Annual Meeting. Attendance at the Annual Meeting will not, in itself, constitute revocation of a completed and delivered proxy card.
PRINCIPAL HOLDERS OF SECURITIES AND SECURITY OWNERSHIP
OF MANAGEMENT
Principal Holders of Securities
     The following table sets forth the beneficial ownership of the outstanding shares of Common Stock as of May 31, 2006, with respect to each person, other than our directors and named executive officers, we know to be the beneficial owner of 5% or more of the outstanding shares of Common Stock. All persons listed have sole disposition and voting power with respect to the indicated shares except as otherwise indicated in the footnotes below the table.

	Common Stock Beneficially Owned
Name and Address of Beneficial Owner	Number of Shares	Percent of Class
First Wilshire Securities Management, Inc.	1,186,902(1)	12.4%
600 South Lake Street, Suite 100
Pasadena, California 91106

(1)	In a Schedule 13G filed with the United States Securities and Exchange Commission (the “SEC”) on April 11, 2005, First Wilshire Securities Management, Inc. (“First Wilshire”) reported sole voting power with respect to 132,039 of the shares, sole dispositive power with respect to 1,054,863 of the shares and no shares subject to shared voting power or shared dispositive power.

Security Ownership of Management.
     The following table sets forth the beneficial ownership of Common Stock as of May 31, 2006, by (i) each executive officer whose total annual salary and bonus exceeded $100,000 in the fiscal year ended January 31, 2006 (collectively, the “Named Executives”); (ii) each director and nominee; and (iii) all directors and executive officers as a group. All persons listed have sole disposition and voting power with respect to the indicated shares except as otherwise indicated in the footnotes below the table.

	Common Stock Beneficially Owned
Name of Beneficial Owner	Number of Shares		Percent of Class
Billy F. Mitcham, Jr.	801,261	(1)	8.0%
Peter H. Blum	576,026	(2)	5.95%
John F. Schwalbe	83,000	(3)	*
R. Dean Lewis	35,000	(4)	*
Paul Guy Rogers	55,333	(5)	*
Robert P. Capps	35,000	(6)	*
Michael A. Pugh	20,500	(7)	*
Guy Malden	5,333	(8)	*
All directors and executive officers as a group (8 persons)	1,611,453	(9)	15.5%

*	Less than 1%

(1)	Includes 25,500 restricted shares, which vest ratably over three years, an aggregate of 99,594 shares owned by Billy F. Mitcham, Sr. (40,000 shares) and Mr. Mitcham Jr.’s children (59,594 shares), as to which Mr. Mitcham, Jr. has sole voting rights under a Voting Agreement. Also includes shares underlying Exercisable Options and options that will become exercisable within 60 days of May 31, 2006 (collectively, the “Exercisable Options”), to purchase an aggregate of 376,167 shares of Common Stock.

(2)	Includes 8,000 restricted shares that vest one year from the grant date, 4,000 restricted shares that vest three years from grant date, 230,000 shares underlying Exercisable Options, 22,624 shares underlying currently exercisable warrants, 6,000 shares owned by Mr. Blum’s spouse’s IRA and 6,500 shares owned by Mr. Blum’s minor son.

(3)	Includes 4,000 restricted shares that vest one year from the grant date and 77,000 shares underlying Exercisable Options.

(4)	Includes 4,000 restricted shares that vest one year from the grant date and 31,000 shares underlying Exercisable Options.

(5)	Includes 9,500 restricted shares that vest ratably over three years and 45,833 shares underlying Exercisable Options.

(6)	Includes 25,000 shares underlying Exercisable Options.

(7)	Includes 500 restricted shares that vest ratably over three years from grant date and 20,000 shares underlying Exercisable Options.

(8)	Includes 2,000 restricted shares that vest ratably over three years from grant date and shares underlying Exercisable Options to purchase an aggregate of 3,333 shares of Common Stock.

(9)	Includes shares underlying Exercisable Options and warrants to purchase an aggregate of 830,957 shares of Common Stock, as follows: 376,167 shares referred to in footnote (1) above, and an aggregate of 454,790 shares attributable to Michael A. Pugh (20,000 shares), Paul Guy Rogers (45,833 shares), Rob Capps, (25,000), Guy Malden (3,333 shares), R. Dean Lewis (31,000 shares), John F. Schwalbe (77,000 shares) and Peter H. Blum (230,000 shares - options; and 22,624 shares — warrants).

PROPOSAL 1
ELECTION OF DIRECTORS
     Five individuals will be elected at the Annual Meeting to serve as directors until the next annual meeting or until their respective successors are elected and qualified. Shares or proxies may not be voted for more than five director nominees. All of the director nominees are currently serving on our Board of Directors.
     The persons appointed as proxies in the enclosed proxy card will vote such proxy “FOR” the persons nominated for election to our Board of Directors, except to the extent authority to vote is expressly withheld with respect to one or more nominees. If any nominee is unable to serve as a director for any reason, all shares represented by proxies pursuant to the enclosed proxy card, absent contrary instructions, will be voted for any substitute nominee designated by our Board of Directors.
     Our Board of Directors recommends a vote “FOR” the election of each of the director nominees identified below.
Information About Nominees for Director and Executive Officers
     The following table sets forth the names and ages, as of May 31, 2006, of our current directors, each of whom is a director nominee, and our executive officers. Our directors are elected annually and serve one-year terms or until their successors are elected. Our executive officers are elected annually by the Board of Directors and serve one-year terms or until their death, resignation or removal by the Board of Directors. There are no family relationships between any of our directors and executive officers. In addition, there are no arrangements or understandings between any of our executive officers and any other person pursuant to which any person was selected as an executive officer.

Name	Age	Positions Held	Director Since
Billy F. Mitcham, Jr.	58	Director, President and Chief Executive Officer	1987
Peter H. Blum	49	Non-Executive Chairman of the Board	2000
R. Dean Lewis	63	Director	1995
John F. Schwalbe	62	Director	1994
Robert P. Capps	52	Director	2004
Michael A. Pugh	54	Executive Vice President of Finance and Chief Financial Officer	N/A
Paul Guy Rogers	56	Vice President of Business Development	N/A
Guy Malden	54	Vice President of Marine Systems	N/A
Business Experience of Our Directors and Executive Officers
     Billy F. Mitcham, Jr. has served as our President and Chief Executive Officer since the Company’s inception in 1987. From 1987 until July 2004, Mr. Mitcham also served as our Chairman of the Board. Mr. Mitcham has more than 25 years of experience in the geophysical industry. From 1979 to 1987, he served in various management capacities with Mitcham Associates, an unrelated equipment leasing company. From 1975 to 1979, Mr. Mitcham served in various capacities with Halliburton Services, primarily in oilfield services.

     Peter H. Blum was elected Non-Executive Chairman of the Board on July 8, 2004. Mr. Blum is Senior Managing Director of Ladenberg Thalmann & Co., Inc., an investment banking firm. Since November 1998, Mr. Blum has been President of Bear Ridge Capital, L.L.C., a private investment banking firm. From June 1998 until March 2003, Mr. Blum served as a Director, and from September 2 001 until March 2003, as Executive Vice President, of Mallon Resources Corporation, an oil and gas exploration and production company that merged with Black Hills Corporation on March 10, 2003. Prior to 1998, Mr. Blum was a senior investment banker with various Wall Street firms. Mr. Blum started his career with Arthur Young & Co. and is a Certified Public Accountant.
     R. Dean Lewis is the Dean of the Business School at Sam Houston State University and has served in this capacity since October 1995. From 1987 to October 1995, Dr. Lewis was the Associate Dean and Professor of Marketing at Sam Houston State University. Prior to 1987, Dr. Lewis held a number of executive positions in the banking and finance industries.
     John F. Schwalbe has had a professional career in public accounting for more than thirty (30) years. Experience includes auditing of oil and gas exploration and production enterprises, school districts and various banking institutions. For the past twenty-five (25) years, Mr. Schwalbe has been in private practice with primary emphasis in tax planning, consultation and compliance. Mr. Schwalbe is a Certified Public Accountant and holds a Bachelor of Business Administration degree from Midwestern University.
     Robert P. Capps has been the Executive Vice President and Chief Financial Officer of TeraForce Technology Corporation (“TeraForce”), a publicly-held provider of defense electronics products, since July 1999. On August 2, 2005, TeraForce filed for protection under Chapter 11 of the Federal Bankruptcy Code. On April 6, 2006, TeraForce’s Chapter 11 Plan of Reorganization was confirmed. From 1996 to 1999, Mr. Capps was Executive Vice President and Chief Financial Officer of Dynamex Inc., a NASDAQ-listed supplier of same-day transportation services. Prior to his employment with Dynamex, Mr. Capps was Executive Vice President and Chief Financial Officer of Hadson Corporation, a NYSE-listed energy company. Mr. Capps is a Certified Public Accountant and was formerly with Arthur Young & Co. Mr. Capps holds a Bachelor of Accountancy degree from the University of Oklahoma.
     Michael A. Pugh is Executive Vice President — Finance and Chief Financial Officer. From March 2004 to November 2004, Mr. Pugh was Chief Operating Officer and Chief Financial Officer of Corporate Alliance, a privately-held marketing company. From May 2002 to April 2003, Mr. Pugh served as Chief Financial Officer of Rocky Mountain Energy Corporation, a Houston-based developer of proven oil and gas reserves in the Rocky Mountains. From March 2001 to May 2002, Mr. Pugh was Vice President and Chief Financial Officer at Regent Energy Corporation, a company engaged in the acquisition and production of crude oil and natural gas reserves. From 1983 to 2000, Mr. Pugh held positions of increasing responsibility domestically and internationally with Santa Fe Energy (now Devon Energy). Mr. Pugh began his career with General Crude Oil in 1974 and holds a B.B.A. — Finance from Texas A&M University.
     Paul Guy Rogers has served as our Vice President of Business Development since October 2001. From February 1993 to September 2001, Mr. Rogers served as Senior Sales Representative with Geo Space LP, a worldwide manufacturer of geophysical equipment, with responsibilities for sales in the United States and Latin America. Mr. Rogers has 12 years of experience in the geophysical industry.

     Guy Malden has served as our Vice President of Marine Systems since January 2004. Mr. Malden has 30 years experience in the geophysical industry, and has been with Mitcham Industries since 2002. From 1999 to 2002, he served as Vice President of Operations for American International Exploration Group. From 1993 to 1999, he served in various management capacities with several seismic equipment manufacturers, most notably Syntron, Inc. From 1975 to 1993, Mr. Malden served in various field and management capacities with Geophysical Service Inc./Halliburton Geophysical Services. Mr. Malden holds a degree in Marine Geology from Long Island University.
Determination of Director Independence
     Our Board of Directors has determined that each of John F. Schwalbe, R. Dean Lewis, Robert P. Capps and Peter H. Blum is an independent director, as that term is defined in the listing standards of The NASDAQ Stock Market, Inc. (the “Listing Standards”). Messrs. Schwalbe, Lewis, Capps and Blum constitute a majority of the members of our Board of Directors.
Attendance at Board and Committee Meetings
     During the fiscal year ended January 31, 2006, our Board of Directors held four meetings. Each individual serving as a director during such period attended all meetings of the Board and all meetings of the committees on which such individual served, except that one director did not attend two committee meetings.
     We have a policy to encourage our directors to attend the annual meetings of our shareholders. All nominees who are currently serving as directors, attended the annual meeting of shareholders in July 2005.
Committees of the Board of Directors
     As of the date of this Proxy Statement, our Board of Directors has standing Audit, Compensation and Nominating Committees. Copies of the charters for these committees may be obtained without charge by contacting our Secretary by mail at Mitcham Industries, Inc., P.O. Box 1175, Huntsville, Texas 77342-1175, Attention: Secretary, or by telephone (936) 291-2277. A copy of the charter for our Nominating Committee was filed with the SEC as Appendix A to our 2005 proxy statement.
     Audit Committee
     During the fiscal year ended January 31, 2006, the Audit Committee, which was comprised during such period of Messrs. Schwalbe (Chairman), Lewis, and Capps, held six meetings. Our Board of Directors has determined that each of Messrs. Schwalbe, Lewis and Capps is an independent director, as that term is defined in Rule 4350 of the Nasdaq Marketplace Rules, and meets the criteria for independence set forth in Rule 10A-3 promulgated under the Exchange Act. In addition, our Board of Directors has determined that Mr. Schwalbe has the financial experience required by the Nasdaq Marketplace Rules and is an “audit committee financial expert” as defined by applicable SEC regulations.
     Compensation Committee
     During the fiscal year ended January 31, 2006, the Compensation Committee held two meetings. The Compensation Committee currently consists of Messrs. Schwalbe, Lewis and Blum (Chairman). The functions of the Compensation Committee are to: (1) review our general compensation strategy; (2) recommend the salaries and bonuses of our executive officers; and (3) review and administer our stock option plans. For more information regarding the Compensation Committee, see “Compensation Committee Report on Executive Compensation.”
     Nominating Committee
     During the fiscal year ended January 31, 2006, the Nominating Committee held no meetings. The Nominating Committee currently consists of Messrs. Schwalbe, Lewis and Blum (Chairman).
     The Nominating Committee will accept for consideration shareholders’ nominations for directors if made in writing by contacting the Secretary at the address appearing on the first page of this Proxy Statement or via e-mail through our website at www.mitchamindustries.com. The nominee’s written consent to the nomination and sufficient background information on the candidate must be included to enable the Committee to make proper assessments as to his or her qualifications. The Nominating Committee may also conduct its own search for potential candidates that may include candidates identified directly by a variety of means as deemed appropriate by the members of the Nominating Committee. Irrespective of how a candidate may be brought to the Nominating Committee’s attention, at the appropriate time, qualified candidates may be asked to conduct one or more personal interviews with appropriate members of our Board of Directors. Chosen candidates are extended an invitation to join the Board of Directors and, if the candidate accepts, is formally nominated.
     Our Board of Directors has empowered the Nominating Committee to develop and maintain criteria and procedures for the identification and recruitment of candidates for election to serve as directors, including consideration of the performance of incumbent directors in determining whether to nominate them for reelection. The Nominating Committee is directed to make appropriate recommendations to our Board of Directors with respect to individuals to be included among management’s nominees, and, as appropriate, to our shareholders with respect to the election of directors. The Nominating Committee has not specified criteria for persons to be recommended to our Board of Directors as nominees. The Nominating Committee would consider nominees proposed by shareholders, but has not specified any guidelines or policies for such consideration.
     Our Board of Directors has not adopted a set of corporate governance guidelines establishing general principles with respect to, among other things, director qualifications and responsibility or term limits for service as a director. In general, it is expected that each director will have the highest personal and professional ethics, integrity and values and will consistently exercise sound and objective business judgment. In addition, it is expected that our Board of Directors as a whole will be made up of individuals with significant senior management and leadership experience, a long-term and strategic perspective and the ability to advance constructive debate.
Shareholder Communication with Our Board of Directors
     Any shareholder who wishes to speak with our Board of Directors or specified individual directors, may do so by contacting the Secretary at the address appearing on the first page of this Proxy Statement or via e-mail through our website at www.mitchamindustries.com. Each such communication shall (i) identify the applicable shareholder(s), (ii) identify the applicable director(s) and (iii) contain the information necessary to enable such director(s) to contact such shareholder(s). The Secretary will relay such information to the applicable director(s) and request that the shareholder be contacted as soon as possible.

Code of Ethics
     Our Board of Directors has adopted a Code of Ethics that applies to all of our employees, including our Chief Executive Officer, Chief Financial Officer and our Corporate Controller, to ensure that our business is conducted in a legal and ethical manner. Copies of the Code of Ethics may be obtained without charge by contacting our Secretary by mail at Mitcham Industries, Inc., P.O. Box 1175, Huntsville, Texas 77342-1175, Attention: Secretary, or by telephone (936) 291-2277. The Audit Committee has adopted separate procedures for handling reports of suspected wrongdoing related to accounting and audit matters.
Compensation of Directors
     Cash Compensation
     Members of our board of directors who are not employees of Mitcham Industries, Inc. receive the following compensation:
•	$25,000 per year, plus an additional $50,000 for the Non-Executive Chairman of the Board;

•	$5,000 per year for each member of the Audit Committee, plus an additional $3,000 per year for the chairperson of the Audit Committee;

•	$2,000 per year for each member of the Compensation Committee, plus an additional $2,000 per year for the chairperson of the Compensation Committee; and

•	reimbursement for their reasonable out-of-pocket expenses incurred in connection with their attendance at board and committee meetings.
     Equity Compensation
     In addition to cash compensation, our non-employee directors are eligible, at the discretion of our full Board of Directors, to receive discretionary grants of stock options or restricted stock or any combination thereof under our equity compensation plans. For the fiscal year ending January 31, 2006, each of our non-employee directors except for the Non-Executive Chairman was awarded options to purchase 25,000 shares of Common Stock. Those option awards for the non-employee directors vest in full on July 20, 2006, the first anniversary of the grant date. Our Non-Executive Chairman was awarded two separate grants of 50,000 shares each on March 24, 2005 and July 20, 2005, each of which vest on the first anniversary of the grant date.
Compensation Committee Interlocks and Insider Participation
     No member of the Compensation Committee is now, or at any time has been, employed by or served as an officer of Mitcham or any of its subsidiaries or had any substantial business dealings with Mitcham or any of its subsidiaries. No executive officer of Mitcham is now, or at any time has been, a member of the compensation committee or board of directors of another entity, one of whose executive officers has been a member of the Compensation Committee or the Board of Directors.

EXECUTIVE COMPENSATION
     The following table shows all compensation earned for services rendered during the fiscal years ended January 31, 2004, 2005 and 2006 by our Chief Executive Officer and each of our other Named Executives.

		Annual
		Compensation(1)		Long-Term Compensation
	Fiscal Year					Shares
	Ended			Restricted Stock		Underlying
Name and Principal Position	January 31,	Salary ($)	Bonus ($)	Awards ($)(2)		Options (#)
Billy F. Mitcham, Jr.(3)	2006	305,240	50,000	0		0
President and Chief	2005	265,749	50,000	0		75,000
Executive Officer	2004	253,223	0	18,000	(6)	30,000

Michael A. Pugh(4)	2006	163,135	0	0		0
Executive Vice President and	2005	25,833	0	0		20,000
Chief Financial Officer

Paul Guy Rogers	2006	148,527	15,000	0		0
Vice President – Business	2005	123,249	10,000	0		10,000
Development	2004	122,919	0	7,500	(6)	12,500

Guy Malden(5)	2006	145,018	15,000	0		0
Vice President – Marine	2005	118,499	15,000	0		10,000
Systems

(1)	The amounts shown do not include the value of perquisites and other benefits because they do not exceed the lesser of 10% of the named executive officer’s total annual salary and bonus or $50,000.

(2)	As of January 31, 2006, the last trading day of the fiscal year ended January 31, 2006, and using the fair market value of the Common Stock as of such date (closing price of $25.54), the number and value of aggregate restricted stock award holdings were as follows: 18,000 shares ($459,720) by Mr. Mitcham; and 7,500 shares ($191,550) for Mr. Rogers.

(3)	Mr. Mitcham served as our Chairman of the Board until July 8, 2004.

(4)	Mr. Pugh became an executive officer of the Company on December 1, 2004.

(5)	Mr. Malden became an executive officer of the Company on September 1, 2004.

(6)	Amounts have been updated from previously disclosed amounts.
Option Grants in Last Fiscal Year
     There were no stock option grants made in the fiscal year ended January 31, 2006 to the Named Executives.

Option Exercises and Year-End Option Values
     The following table provides information as to options exercised by the Named Executives in the 2006 fiscal year and year-end value of unexercised options held by the Named Executives.
Aggregate Option Exercises in 2006 Fiscal Year and January 31, 2006 Option Values

			Number of Securities		Value of Unexercised In-the-
			Underlying Unexercised		Money Options at January 31,
			Options at January 31, 2006		2006 (1)
	Shares
	Acquired	Value
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Billy F. Mitcham, Jr.	0	$0	366,167	43,333	$7,674,173	$881,727
Michael A. Pugh	0	0	20,000	0	395,800	0
Paul Guy Rogers	0	0	41,666	10,834	941,919	227,581
Guy Malden	0	0	3,333	6,667	64,527	129,073

(1)	Value is based on the $25.54 per share closing price of Common Stock on January 31, 2006, the last trading day of the fiscal year, less the exercise price.
Employment Agreement
     In January 1997, we entered into an employment agreement with Billy F. Mitcham, Jr., our President and Chief Executive Officer. The term of the agreement, which was originally for a period of five years, is automatically extended for successive one-year periods unless either party gives written notice of termination at least 30 days prior to the end of the then-current term. The agreement provides for an annual salary and a bonus at the discretion of our Board of Directors.
     Mr. Mitcham’s employment agreement may be terminated prior to the end of any extension period upon the occurrence of any of the following events:
•	his death or disability (as defined in the agreement);

•	three months prior notice from Mr. Mitcham of his desire to resign;

•	notice from the Company of termination “without cause;”

•	notice from the Company of termination “for cause” (as defined below); or

•	notice from Mr. Mitcham within 60 days following a “Constructive Termination” (as defined below).
     The Board of Directors may terminate Mr. Mitcham’s employment agreement “for cause” before the end of the then-current term if it determines that he has:
•	breached the agreement in any material respect;

•	misappropriated a material business opportunity available to us;

•	engaged in fraud or dishonesty with respect to our business; or

•	been convicted of, or indicted for, any felony criminal offense or any crime punishable by imprisonment.

     Mr. Mitcham may terminate his employment within 60 days following a “Constructive Termination” if we materially reduce his duties and responsibilities without his consent or we reduce, or fail to pay when due, any portion of his salary.
     If (i) Mr. Mitcham terminates his employment within 60 days following a “Constructive Termination” or (ii) we terminate him “without cause,” then he will be entitled to payments equal to $450,000, payable ratably over the 24 months following his termination of his employment.
     For a period of two years after the termination of the agreement, Mr. Mitcham is prohibited from engaging in any business activities which are competitive with our business and from diverting any of our customers to a competitor. We have not entered into employment agreements with any of our other executive officers.
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
     The Compensation Committee establishes, approves and administers executive compensation policies and practices that govern the compensation paid to all Mitcham officers, and approves the compensation of all Mitcham officers. The Committee regularly reports to the Board and is comprised of three independent, non-employee directors. During the fiscal year ended January 31, 2006, Mr. Peter Blum chaired the Committee and the other Committee members were Messrs. John Schwalbe and R. Dean Lewis. The following sets forth the Committee’s policies regarding executive compensation during fiscal 2006.
Compensation Philosophy and Objectives
     Our executive compensation program is designed to attract, motivate and retain talented management personnel and to reward management for our successful financial performance and for increasing shareholder value. Our executive compensation has three components: base salaries, annual performance bonuses and long-term incentive stock-based awards.
Executive Officers
     Base Salaries. We determine the salary ranges for our executive officers based upon their job responsibilities and scope, level of expertise and experience required, strategic impact of the position, overall business performance and individual contributions, as well as competitive compensation of similarly positioned executives in comparable companies. Although the Company has no public direct competitors, the Committee compares the compensation of its executive officers with those of companies involved in (i) the seismic and rental tool sector of the oil service industry, (ii) companies of comparable size and growth in the oil service sector as a whole, (iii) companies in the “rental” business outside the oil service sector and (iv) companies in the small cap area of the exploration and production sector. Our philosophy has been to establish base salaries in the median range of such salaries at comparable companies, because we consider long-term stock-based compensation to be more important than annual base salaries in aligning the executive’s financial rewards with that of the shareholders’ financial interests for the long-term.
     Annual salary adjustments are based on many individual factors as well as the macro environment. The primary factor is the Company’s earnings before interest, taxes, depreciation and amortization (or EBITDA) with leasing growth, sales growth, and implementation of directives following close behind. If significant projects are not yet completed, the Committee may delay awarding bonuses or raises until those projects are substantially completed. The Committee also conducts employee peer reviews. The final measure is compensation compared to peers at comparable companies, as the Committee believes that management retention is one of its primary responsibilities. In so doing, the

Committee considers market conditions and expectations for the Company and seismic industry as a whole. Based on these factors, we increased the base salaries of Messrs. Pugh, Rogers and Malden from $155,000, $120,000 and $112,000 to $160,000, $165,000 and $162,000, respectively.
     Annual Performance Bonuses. Annual bonuses are awarded using a qualitative analysis. In making our determination of whether to award an annual bonus and the amount of the bonus, we consider the various factors described above, including our financial performance in relation to planned expectations as measured by EBITDA and level of responsibility or duties, successful completion of particular projects or acquisition and implementation of new technical knowledge. For fiscal 2006, we granted discretionary cash bonus awards of $15,000 and $15,000 to Messrs. Rogers and Malden, respectively.
     Long-Term Stock-Based Compensation. We believe that a substantial percentage of executive compensation should be tied to equity-based plans and thereby directly related to improvement in shareholder value over the long-term. In determining the level of stock-based compensation (consisting of restricted stock and options), we make a subjective determination based on the same factors that are used to determine bonuses. In addition, when deciding whether to award restricted stock versus options, we attempt to balance restricted stock grants with incentive stock options to give employees a balanced relationship of the risk versus reward inherent in both these vehicles. We believe that although grants of equity compensation align employees’ goals with those of shareholders, restricted stock also gives employees a certain amount of direct downside risk while options when granted are one directional. For fiscal 2006, no options or restricted stock were granted by the Board to our executive officers.
Compensation for the Chief Executive Officer
     Mr. Mitcham’s performance was reviewed by the Committee at the end of fiscal 2006 and discussed with the Board in executive session. We then made recommendations to the Board concerning the annual cash component (base salary and annual bonus) and the long-term component (stock options) of Mr. Mitcham’s compensation, and the Board approved the recommendations based on the considerations discussed below.
     Base Salary. Under the employment agreement, Mr. Mitcham is eligible for an annual bonus in an amount to be determined by the Compensation Committee based upon such factors as the Compensation Committee deems appropriate. Mr. Mitcham’s base salary is established based on competitive market rates for a chief executive with his experience and record of accomplishment. The Committee reviews Mr. Mitcham’s salary annually in comparison with the salaries of chief executive officers of industry competitors and selected other small market-capitalized companies during its annual compensation survey and review process. In addition, the Committee reviewed stock price performance during fiscal 2006. Mr. Mitcham’s salary was increased in fiscal 2006 from $275,000 to $305,000 based on the results of the competitive review.
     Annual Performance Bonus. We established aggressive market-based performance targets for annual bonuses. Based on the factors discussed above, Mr. Mitcham was awarded an annual cash performance bonus for fiscal 2006 in the amount of $50,000.

     Long-Term Stock-Based Compensation. During fiscal 2006, no options or restricted stock was granted by the Board to Mr. Mitcham.
The Compensation Committee
Peter H. Blum (Chairman)
John F. Schwalbe
R. Dean Lewis
PERFORMANCE GRAPH
     The following graph compares our Common Stock’s cumulative total return for the period beginning January 31, 2001, through January 31, 2006, to the cumulative total return on (i) the S&P’s Smallcap 600 stock index and (ii) an index of peer companies we selected. The cumulative total return assumes that the value of an investment in our Common Stock and each index was $100 at January 31, 2001, and that all dividends were reinvested.
Comparison of Cumulative Total Returns

	2001	2002	2003	2004	2005	2006
Mitcham Industries	$100.00	$79.07	$26.80	$69.41	$114.99	$475.21
S&P Smallcap 600	$100.00	$103.05	$84.21	$124.54	$145.11	$173.25
Peer Group Only	$100.00	$61.18	$28.29	$56.34	$90.98	$150.38
     The index of peer companies consists of: Compagnie Generale de Geophysique (NYSE: GGY), Dawson Geophysical Company (NASDAQ: DWSN), Input/Output, Inc. (NYSE: IO), Omni Energy Services Corp. (NASDAQ: OMNI) and Veritas DGC, Inc. (NYSE: VTS).

CERTAIN TRANSACTIONS AND RELATIONSHIPS
     Voting Agreement. Effective September 20, 1993, we entered into a Voting Agreement (the “Voting Agreement”) with Billy F. Mitcham, Jr., Billy F. Mitcham, Sr. and the Mitcham Children’s Trusts. Under the Voting Agreement, Mr. Mitcham, Jr. has the authority to vote all shares of Common Stock held by the parties to the agreement, which, as of May 31, 2006 includes 325,500 shares owned directly by Mr. Mitcham Jr. and an additional 99,594 shares owned by the other parties, representing 3.4% and 1.0%, respectively (for an aggregate of 4.4%), of the shares of Common Stock outstanding on such date. The Voting Agreement will terminate on the first to occur of (i) the agreement of the parties, (ii) the transfer by the parties thereto of their shares or (iii) the expiration of 25 years.
PROPOSAL 2
APPROVAL OF MITCHAM INDUSTRIES, INC. STOCK AWARDS PLAN
     At the Company’s annual meeting, the shareholders will be asked to approve the Mitcham Industries, Inc. Stock Awards Plan (the “Plan”). The Plan is a broad-based incentive plan that provides for granting stock options, stock appreciation rights (“SARs”), restricted stock awards, performance awards, phantom stock, stock payments, and other stock-based awards to employees, consultants and non-employee directors.
     The Plan is an amendment and restatement of the Company’s previously approved Amended and Restated 1998 Stock Awards Plan and also includes the merger of the Company’s 2000 Stock Option Plan into the Plan. If the Plan is approved, this will be the only continuing incentive stock plan currently maintained by the Company.
     The Company’s board of directors unanimously approved the Plan on May 30, 2006, subject to shareholder approval at the Company’s 2006 annual meeting. The affirmative vote of at least a majority of the votes present at the 2006 annual meeting is required to approve the Plan. If the Plan is not approved by the shareholders at the 2006 annual meeting, then the Plan will not become effective and the 1998 Stock Awards Plan and the 2000 Stock Option Plan will continue as currently in effect.
     Below is a summary of the terms of the Plan that is qualified in its entirety by reference to the full text of the Plan which is attached to this document as Appendix A.
     The Company’s board of directors recommends the shareholders vote FOR the approval of the Mitcham Industries, Inc. Stock Awards Plan.
Purpose and Key Features of the Plan
     The Plan is designed to enable the Company and its subsidiaries to provide those individuals upon whom the responsibilities of the successful administration and management of the Company and its subsidiaries rest with stock-based incentive and reward opportunities designed to align their interests with those of the shareholders of the Company, thereby enhancing the profitable growth of the Company. A further purpose of the Plan is to provide a means for the Company to attract and retain such individuals in the service of the Company and its subsidiaries.
Number of Shares Subject to the Plan
     The maximum number of shares of the Company’s common stock that may be issued under the Plan with respect to awards will be 899,864 shares. This number of shares includes 49,864 shares remaining available for future grants under the 1998 Plan and the 2000 Plan. Thus, the Plan would authorize an additional 850,000 shares for delivery with respect to awards. Upon certain corporate events, such as a stock split, recapitalization, reorganization, spinoff and other similar events, the number of shares available under the Plan will be adjusted to appropriately reflect that event. In the discretion of the Committee, all 899,864 shares (subject to adjustment as described above) may be issued under the Plan pursuant to incentive stock options.
     Pursuant to the Plan, no participant may receive stock-denominated awards with respect to more than 125,000 shares in any fiscal year of the Company, again subject to adjustment for certain events described above, and the maximum amount of cash-denominated awards that may be granted to any participant during any fiscal year of the Company may not exceed $2,000,000 based on the market value at the time of the grant.
     The shares of common stock to be delivered under the Plan may be treasury shares or authorized but unissued shares. To the extent that an award terminates, expires, lapses, is settled in cash, the shares subject to the award may be used again with respect to new grants under the Plan. Also, shares tendered or withheld to satisfy the grant or exercise price or tax withholding obligations of the Company may be used again for grants under the Plan.
Administration
     In general, the Plan will be administered by the Compensation Committee of the Board of Directors of the Company, which is intended to be comprised solely of two or more non-employee directors (within the meaning of Rule 16b-3) who also qualify as “outside directors” (within the meaning assigned to such term under Section 162(m) of the Internal Revenue Code). The term “Committee,” as used in the Plan, refers to the Compensation Committee and will include any other committee of the Board, if appointed.
     The Committee will have the full authority, subject to the terms of the Plan, to establish rules and regulations for the proper administration of the Plan, to select the employees and consultants to whom awards are granted, and to determine the type of awards made and the terms of the awards. However, the Board will have the authority to administer the Plan with respect to awards to directors.
Eligibility
     All employees and consultants of the Company and its subsidiaries and directors of the Company are eligible to participate in the Plan. The selection of which of the eligible employees and consultants will receive awards is within the sole discretion of the Committee.
Term of Plan
     Provided the Plan is approved by the Company’s shareholders at the Company’s 2006 annual meeting, the Plan will become effective as of the date of that approval. No awards may be granted under the Plan after the 10th anniversary of the date the Plan was approved by the Board. The Board or the Committee may terminate the Plan earlier at any time with respect to any shares of common stock for which awards have not theretofore been granted.
Stock Options and SARs
     The term of each option and SAR will be as specified by the Committee at the date of grant (but not more than ten years). The effect of the termination of an optionee’s employment, consulting relationship, or membership on the Board will be specified in the award agreement that evidences the option or SAR grant. The exercise price for each option and SAR will be determined by the Committee and will be no less than the fair market value of the shares on the date that the option or SAR is granted. The Committee shall also determine the length of service, performance objectives or other conditions, if any, that must be satisfied before all or part of an option or SAR may vest and be exercised. The period during which an option or SAR may be exercised shall be set forth in the award agreement.
     The status of an option granted to an employee as to whether it is an incentive stock option or a non-qualified stock option will be designated by the Committee at the time of grant. The Committee may determine the method by which the option price may be paid upon exercise, including in cash, check, shares of the Company common stock already owned by the optionee, or by any combination thereof. The Plan also allows the Committee, in its discretion, to establish procedures pursuant to which an optionee may affect a cashless exercise of an option through a broker.
Restricted Stock
     Pursuant to a Restricted Stock award, shares of the Company’s common stock will be issued in the name of the employee, consultant or director at the time the award is made, but such shares will be subject to certain restrictions on the disposition thereof and certain obligations to forfeit and surrender the shares to the Company, which may be linked to performance criteria or other specified criteria, including the passage of time, as may be determined in the discretion of the Committee.
Performance Awards
     The Committee may grant Performance Awards, which are dollar-denominated awards that may be paid in cash, Company common stock or any combination thereof, as determined by the Committee in its discretion. At the time of the grant, the Committee will establish the dollar amount of each Performance Award, the specified criteria, including the passage of time or performance criteria, that must be achieved, and the performance period over which the performance or vesting goals will be measured. Following the end of the performance period, the Committee will determine the amount payable to the holder of the Performance Award based on the achievement of the vesting goals for such performance period. Payment of vested awards will be made in cash and/or in shares of common stock, as determined by the Committee, following the close of the performance period.
Phantom Stock Awards
     Phantom Stock Awards are awards of rights to receive amounts equal to a specified number of shares of Company common stock. Such awards may be subject to the fulfillment of conditions, which may be linked to Performance Criteria or other specified criteria, including the passage of time as the Committee may specify. Payment of Phantom Stock awards may be made in cash, shares of common stock or any combination thereof, as determined by the Committee in its discretion, and shall be paid following the close of the vesting period. Any payment to be made in cash will be based on the fair market value of a share of common stock on the payment date. A Phantom Stock award may include DERs in the discretion of the Committee. DERs are dividend equivalent rights to receive an amount of cash equal to the value of any dividends made on shares of common stock during the period the Phantom Stock award is outstanding. Payment of DERs may be made subject to the same vesting terms as the tandem Phantom Stock award or may have different vesting and payment terms, in the discretion of the Committee.

Stock Payments
     Stock Payments are unrestricted shares of common stock issued to the grantee and may be paid as part of, or in lieu of all or any portion of, any bonus, deferred compensation or other compensation of an eligible individual.
Other Stock-Based Award
     An Other Stock-Based Award is an award the value of which is based in whole or in part on a share of common stock. The Committee may set such vesting and/or performance criteria as it chooses with respect to such award. Upon vesting, the award may be paid in shares, cash or any combination thereof, as decided by the Committee.
Performance-Based Compensation
     With respect to awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code, the Committee will establish performance goals based upon the attainment of such target levels of one or more of the Performance Criteria (as described below) over one or more periods of time, which may be of varying and overlapping durations, as the Committee may select. A performance goal need not be based upon an increase or positive result under a Performance Criteria and could, for example, be based upon limiting economic losses or maintaining the status quo. Which Performance Criteria to be used with respect to any grant, and the weight to be accorded thereto if more than one criteria is used, will be determined by the Committee at the time of grant. Following the completion of each specified performance period, the Committee will certify in writing whether the applicable performance goals have been achieved for such performance period. In determining the amount earned by a participant, the Committee will have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the performance period.
     For purposes of the Plan, the term “Performance Criteria” means the following business criteria with respect to the Company, any subsidiary or any division or operating unit: net earnings (either before or after interest, taxes, depreciation and/or amortization), sales, revenue, net income (either before or after taxes), operating earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on capital, return on net assets, return on shareholders’ equity, return on assets, return on capital, shareholder returns, return on sales, gross or net profit margin, expense, margins, cost reductions, controls or savings, operating efficiency, working capital, strategic initiatives, economic value added, earnings per share, earnings per share from operations, price per share of stock, and market share. Such targets may be expressed in terms of the Company, a subsidiary, division or business unit, as determined by the Committee. The performance measures shall be subject to adjustment for changes in accounting standards required by the Financial Accounting Standards Board after the goal is established, and, to the extent provided for in the award agreement and permitted by Section 162(m), shall be subject to adjustment for specified significant extraordinary items or events. In this regard, performance goals based on stock price shall be proportionately adjusted for any changes in the price due to a stock split. Performance measures may be absolute, relative to one or more other companies, or relative to one or more indexes, and may be contingent upon future performance of the Company or any subsidiary, division, or department thereof. A performance goal need not be based upon an increase or positive result under a business criterion and may be based upon limiting economic losses or maintaining the status quo.

New Plan Benefits
     Because future awards under the Plan are based on the Company’s performance, amounts payable under the Plan are not determinable for future years.
Miscellaneous
     The Committee may amend or modify the Plan at any time; provided, however, that shareholder approval will be obtained for any amendment to the extent necessary and desirable to comply with any applicable law, regulation or stock exchange rule, or to increase the number of shares available. In addition, shareholder approval will generally be required for any amendment that reduces the exercise price of any “underwater” option or SAR.
     Upon a change of control of the Company (as defined in the Plan), the Committee may take such action with respect to awards as it deems appropriate, including the vesting of awards and cashout of awards.
Federal Income Tax Aspects of the Plan
     The following is a brief summary of certain of the U.S. federal income tax consequences under the Plan as normally operated and is not intended to be exhaustive.
     As a general rule, no federal income tax is imposed on a participant upon the grant of a an award under the Plan, other than Stock Payment, and the Company is not entitled to a tax deduction by reason of such grant, other than Stock Payment. A Stock Payment will result in taxable income to the individual at the time of grant and the Company will be entitled to a corresponding tax deduction for that year. In general, when a Restricted Stock, Phantom Stock, Performance Award or Other Stock-Based award becomes vested and is paid, the holder will realize ordinary income in an amount equal to the cash and/or the fair market value of the shares of common stock received at that time, and, subject to Section 162(m) of the Internal Revenue Code, the Company will be entitled to a corresponding deduction. Upon the exercise of a non-qualified stock option or SAR, the participant will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the excess of the fair market value of the shares of stock at the time of exercise over the exercise price paid for such shares, and the Company may claim a deduction for compensation paid at the same time and in the same amount as compensation is recognized by the holder, assuming applicable federal income tax reporting requirements are satisfied. Stock options that are incentive stock options (“ISOs”) under Section 422 of the Code are subject to special federal income tax treatment. In general, no federal income tax is imposed on exercise of an ISO although the exercise may trigger alternative minimum tax liability to the optionee, and the Company is not entitled to any deduction for federal income tax purposes in connection with the grant or exercise of an ISO. However, if the optionee disposes of the shares acquired upon exercise of an ISO before satisfying certain holding period requirements, the optionee will be treated, in general, as having received, at the time of disposition, compensation taxable as ordinary income and in such event, the Company may claim a deduction for compensation paid at the same time and in the same amount as the compensation treated as being received by the optionee.
     In general, Section 162 (m) of the Internal Revenue Code precludes a public corporation from taking a deduction for annual compensation in excess of $1 million paid to its chief executive officer or any of its four other highest-paid officers unless the compensation qualifies under Section 162(m) of the Internal Revenue Code as “performance-based.” The Plan has been designed to provide flexibility with respect to whether awards granted by the Committee will qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code and, therefore, be exempt from the deduction limit.

     Upon a change of control of the Company, awards granted to certain individuals may be “excess parachute” payments for purposes of Section 280G of the Code and, in such event, the individual would be subject to an additional 20% excise tax with respect to the “parachute value” of the awards and the Company would not be entitled to a tax deduction for such “excess” parachute amounts.
     The Plan and awards granted under it are intended to comply with new Section 409A of the Internal Revenue Code, concerning deferred compensation. Failure to comply could subject a participant to an additional 20% tax.
Inapplicability of ERISA
     Based upon current law and published interpretations, the Company does not believe that the Plan is subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.
AUDIT COMMITTEE REPORT
     The primary purpose of the Audit Committee is to assist our Board of Directors in the general oversight of our financial reporting process. The Audit Committee’s purpose is more fully described in its written charter, a copy of which was filed with the SEC as an appendix to our 2004 proxy statement and will be provided upon request. The current members of the Audit Committee are Messrs. Schwalbe (Chairman), Lewis and Capps, all of which have been determined by our Board of Directors to be independent directors for purposes of the Listing Standards.
     Management is responsible for the preparation, presentation and integrity of our financial statements and the internal controls and procedures relating to the reporting process. Our independent auditors, Hein & Associates LLP, are responsible for auditing our consolidated financial statements and expressing an opinion as to the conformity of those financial statements to generally accepted accounting principles.
     In connection with its oversight function, the Audit Committee has:
•	reviewed and discussed our audited financial statements as of and for the year ended January 31, 2006, with our management;

•	discussed with Hein & Associates LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees);

•	considered whether and determined that the provision by Hein & Associates LLP of certain non-audit services during the year ended January 31, 2006 was compatible with maintaining the accountants’ independence (See “Fees and Expenses of Hein & Associates LLP” below); and

•	received the written disclosures and the letter from Hein & Associates LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committee), and has discussed with the accountants of Hein & Associates LLP the accountants’ independence.
     Notwithstanding the foregoing actions, it is not the duty of the committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with generally accepted accounting principles. Management is responsible for the Company’s financial reporting process including its system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. The independent auditors are responsible for expressing an opinion on those financial statements. Committee members are not employees of the Company or accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, the committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent auditors included in their report on the Company’s financial statements.
     The committee meets regularly with management and the independent auditors, including private discussions with the independent auditors and receives the communications described above. The committee has also established procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (b) the confidential, anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters. However, this oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions with management and the independent auditors do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles or that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards.
     The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.
     Based on the reviews and discussions referred to above, the Audit Committee recommended to our Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the year ended January 31, 2006.
The Audit Committee
John F. Schwalbe (Chairman)
R. Dean Lewis
Robert Capps

PROPOSAL 3
RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS
     In accordance with the recommendation of the Audit Committee, our Board of Directors will select an independent auditor to audit our books, records and accounts for the fiscal year ending January 31, 2007.
     One or more representatives of Hein & Associates LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. The representatives of Hein & Associates LLP are expected to be available to respond to appropriate questions.
     Our Board of Directors recommends a vote “FOR” the ratification of the selection of an independent auditor for the fiscal year ending January 31, 2007.
FEES AND EXPENSES OF HEIN & ASSOCIATES LLP
     The following table sets forth the amount of audit fees, audit-related fees and tax fees billed or expected to be billed by Hein & Associates LLP, our independent auditor, for the fiscal years ended January 31, 2006 and January 31, 2005:

	2006	2005
Audit fees(1)	$227,100	$219,501
Audit-related fees(2)	—	—
Tax fees(3)	78,361	72,418
All other fees(4)	16,127	—

Total Fees	$321,588	$291,919

(1)	Includes the annual consolidated financial statement audit, review of quarterly reports on Form 10-Q and other services associated with the audit.

(2)	During the indicated periods, our independent auditors did not provide us with any information technology services relating to financial information systems design and implementation.

(3)	Includes fees and expenses for services primarily related to tax compliance, tax advice and tax planning for certain acquisitions.

(4)	Includes fees related to acquisitions and SEC matters.
     The Audit Committee has pre-approved all audit services and permitted non-audit services provided by the independent auditors, and the compensation, fees and terms for such services, for the fiscal year ending January 31, 2006. The Committee also has approved a policy that requires Audit Committee pre-approval of the compensation and terms of service for audit services and any permitted non-audit services based on ranges of fees, and any changes in terms, conditions and fees resulting from changes in audit scope or other matters. Any proposed audit or non-audit services exceeding the pre-approved fee ranges require additional pre-approval by the Audit Committee or its Chairman.

ANNUAL REPORT
     Our Annual Report covering the fiscal year ended January 31, 2006, accompanies this Proxy Statement. Except for the financial statements included in the Annual Report that are specifically incorporated by reference herein, the Annual Report is not incorporated in this Proxy Statement and is not to be deemed part of this proxy soliciting material. Additional copies of the Annual Report are available upon request.
OTHER MATTERS
     Section 16(a) Beneficial Ownership Compliance. Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of our outstanding Common Stock to file initial reports of ownership and changes in ownership of Common Stock with the SEC. Reporting persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of reports we received, we believe that all filings required to be made under Section 16(a) were timely made.
     Other Matters. As of the date hereof, the Board of Directors knows of no other business to be presented at the Annual Meeting. If any other matter properly comes before the meeting, however, it is intended that the persons named in the accompanying proxy will vote such proxy in accordance with the discretion and instructions of our Board of Directors.
SUBMISSION OF SHAREHOLDER PROPOSALS
     Shareholders wishing to submit proposals for consideration by our Board of Directors at our 2007 Annual Meeting of Shareholders should submit them to us in writing (marked “Shareholder Proposal, Attention: Corporate Secretary”) no later than May 8, 2007, so that we may consider the proposal for inclusion in our proxy statement and form of proxy for that meeting.
     A shareholder who wishes to make a proposal at the 2007 Annual Meeting of Shareholders without complying with the requirements of Rule 14a-8 (and therefore without including the proposal in our proxy materials) must notify us of the proposal by February 21, 2007. If a shareholder fails to give timely notice of a potential proposal, then the persons named as proxies in the proxy cards solicited by our Board of Directors for that meeting will be entitled to vote the proxy cards held by them regarding that proposal, if properly raised at the meeting, in their discretion or as directed by our management.
By Order of the Board of Directors,

Billy F. Mitcham, Jr.
President and Chief Executive Officer
June 21, 2006

Appendix A
MITCHAM INDUSTRIES, INC.
STOCK AWARDS PLAN
SECTION 1. Purpose of the Plan.
     The Mitcham Industries, Inc. Stock Awards Plan (the “Plan”) is intended to promote the interests of Mitcham Industries, Inc., a Texas corporation (the “Company”), by encouraging Employees, Consultants and Directors to acquire or increase their equity interest in the Company and to provide a means whereby they may develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to remain with and devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its stockholders. The Plan is also contemplated to enhance the ability of the Company and its Subsidiaries to attract and retain the services of individuals who are essential for the growth and profitability of the Company. The Plan is an amendment and restatement of the Prior Plan. In addition, the Mitcham Industries, Inc. 2000 Stock Option Plan (the “2000 Plan”) is hereby merged into the Plan. All awards outstanding under the Prior Plan and the 2000 Stock Plan shall continue without interruption or change under this Plan.
SECTION 2. Definitions.
     As used in the Plan, the following terms shall have the meanings set forth below:
     “Award” shall mean an Option, Restricted Stock, Performance Award, Phantom Share, Stock Payment, SAR, or Other Stock-Based Award.
     “Award Agreement” shall mean any written or electronic agreement, contract, instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.
     “Board” shall mean the Board of Directors of the Company, as constituted from time to time.
     “Change of Control” shall mean, with respect to an Award that is subject to Section 409A of the Code, a “change of control event,” as defined in Section 409A of the Code and the regulations thereunder. With respect to an Award that is not subject to Section 409A, Change of Control shall mean the occurrence of any of the following events:
     (i) the Company is not the surviving entity in any merger, consolidation or other reorganization with (or survives only as a subsidiary of) an entity other than a previously wholly-owned subsidiary of the Company,
     (ii) the Company sells, leases or exchanges all or substantially all of its assets to any other person or entity (other than a wholly-owned subsidiary of the Company),
     (iii) the Company is dissolved and liquidated,
     (iv) any person or entity, including a “group” as contemplated by Section 13(d)(3) of the 1934 Act, acquires the beneficial ownership, directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the then outstanding securities entitled to vote generally in the election of directors, or

     (v) a change in the composition of the Board, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” shall mean directors who either (A) are directors of the Company as of the date the Plan was adopted, or (B) are elected, or nominated for election, thereafter to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination, but “Incumbent Director” shall not include an individual whose election or nomination is in connection with (i) an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act of 1934) or an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board or (ii) a plan or agreement to replace a majority of the then Incumbent Directors.
     “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations thereunder.
     “Committee” shall mean the administrator of the Plan in accordance with Section 3, and shall include reference to the Compensation Committee of the Board (or any other committee of the Board designated, from time to time, by the Board to act as the Committee under the Plan), the Board or subcommittee, as applicable.
     “Consultant” shall mean any individual who is not an Employee or a member of the Board and who provides consulting, advisory or other similar services to the Company or a Subsidiary.
     “Director” shall mean any member of the Board who is not an Employee.
     “Employee” shall mean any employee of the Company, a Subsidiary or a parent corporation of the Company.
     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
     “Fair Market Value” shall mean, as of any applicable date, the closing sales price (or the closing bid if no sales were reported) for a Share on the national securities exchange or market system which constitutes the principal trading market for the Shares for the applicable date as reported in The Wall Street Journal or such reporting service approved by the Committee; provided, however, that if Shares shall not have been quoted or traded on such applicable date, Fair Market Value shall be determined based on the next preceding date on which they were quoted or traded, or, if deemed appropriate by the Committee, in such other manner as it may determine to be appropriate. In the event the Shares are not publicly traded at the time a determination of Fair Market Value is required to be made hereunder, the determination of Fair Market Value shall be made in good faith by the Committee.
     “Incentive Stock Option” or “ISO” shall mean an option granted under Section 6(a) of the Plan that is intended to qualify as an “incentive stock option” under Section 422 of the Code or any successor provision thereto.
     “Non-Qualified Stock Option” or “NQO” shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.
     “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.
     “Other Stock-Based Award” shall mean an Award granted under Section 6(g) of the Plan.
     “Participant” shall mean any Employee, Consultant or Director granted an Award under the Plan.

     “Performance Award” shall mean any right granted under Section 6(c) of the Plan.
     “Performance Criteria” shall mean the following business criteria with respect to the Company, any Subsidiary or any division, operating unit or product line: net earnings (either before or after interest, taxes, depreciation and/or amortization), sales, revenue, net income (either before or after taxes), operating earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on capital, return on net assets, return on stockholders’ equity, return on assets, return on capital, stockholder returns, return on sales, gross or net profit margin, expense margins, cost reductions, controls or savings, operating efficiency, working capital, strategic initiatives, economic value added, earnings per share, earnings per share from operations, price per share of stock, and market share.
     “Person” shall mean individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.
     “Phantom Shares” shall mean an Award of the right to receive Shares, cash equal to the Fair Market Value of such Shares or any combination thereof, in the Committee’s discretion, which is granted pursuant to Section 6(d) of the Plan.
     “Prior Plan” shall mean the Amended and Restated 1998 Stock Awards Plan of Mitcham Industries, Inc.
     “Restricted Period” shall mean the period established by the Committee with respect to an Award during which the Award either remains subject to forfeiture or is not exercisable by the Participant, as the case may be.
     “Restricted Stock” shall mean any Share, prior to the lapse of restrictions thereon, granted under Section 6(b) of the Plan.
     “Rule 16b-3” shall mean Rule 16b-3 promulgated by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.
     “SAR” shall mean a stock appreciation right granted under Section 6(e) of the Plan that entitles the holder to receive the excess of the Fair Market Value of a Share on the relevant date over the exercise price of such SAR, with the excess paid in cash and/or in Shares in the discretion of the Committee.
     “SEC” shall mean the Securities and Exchange Commission or any successor thereto.
     “Shares” or “Common Shares” or “Common Stock” shall mean the common stock of the Company, $0.01 par value, and such other securities or property as may become the subject of Awards under the Plan.
     “Stock Payment” means a payment in the form of Shares as part of or in lieu of any cash bonus, deferred compensation or other compensation arrangement, granted pursuant to Section 6(f) of the Plan.
     “Subsidiary” shall mean any entity (whether a corporation, partnership, joint venture, limited liability company or other entity) in which the Company owns a majority of the voting power of the entity directly or indirectly, except with respect to the grant of an ISO the term Subsidiary shall mean any “subsidiary corporation” of the Company as defined in Section 424 of the Code.

SECTION 3. Administration.
     3.1 The Committee. The Plan shall be administered by the Compensation Committee of the Board (or any other committee of the Board designated, from time to time, by the Board to act as the Committee under the Plan). Notwithstanding the foregoing, Awards made to Directors shall be administered by the Board. The term “Committee” as used herein shall refer to the Compensation Committee (or other Board committee), the Board, or the subcommittee (as defined in paragraph (c) of this Section 3), as applicable.
     3.2 Committee Powers. A majority of the Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing, shall be the acts of the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) interpret and administer the Plan and any instrument or agreement relating to an Award made under the Plan; (vii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Subsidiary, any Participant, any holder or beneficiary of any Award, any stockholder and any other Person.
     3.3 Delegation to a Subcommittee. The Committee may, subject to any applicable law, regulatory, securities exchange or other similar restrictions, delegate to one or more members of the Board or officers of the Company (the “subcommittee”), the authority to administer the Plan as to Awards to Employees and Consultants who are not subject to Section 16(b) of the Exchange Act. The Committee may impose such limitations and restrictions, in addition to any required restrictions/limitations, as the Committee may determine in its sole discretion. Any grant made pursuant to such a delegation shall be subject to all of the provisions of the Plan concerning this type of Award.
SECTION 4. Shares Available for Awards.
     4.1 Shares Available. Subject to adjustment as provided below, the number of Shares that may be issued with respect to Awards granted under the Plan shall be 899,864, which shall include any Shares remaining available for Awards under the Prior Plan and the 2000 Plan on the date this amendment and restatement of the Plan becomes effective. If an Award granted after the Plan’s effective date is forfeited or otherwise lapses, expires, terminates or is canceled without the actual delivery of Shares (Restricted Stock awards shall not be considered “delivered Shares” for this purpose) or is settled in cash, then the Shares covered by such Award, to the extent of such forfeiture, expiration, lapse, termination or cancellation, shall again be Shares that may be issued with respect to Awards granted under the Plan. Shares tendered to or withheld by the Company to satisfy any tax withholding or exercise price obligations with respect to an Award granted after the Plan’s effective date shall be available for issuance under future Awards, subject to the overall limitation provided in the first sentence above. In the discretion of the Committee, all 899,864 Shares (as adjusted, if applicable) may be issued under the Plan pursuant to ISOs.
     4.2 Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.
     4.3 Adjustments. In the event of a stock dividend or stock split with respect to Shares, the number of Shares with respect to which Awards may be granted, the number of Shares subject to outstanding Awards, the grant or exercise price with respect to outstanding Awards and the individual annual grant limits with respect to Awards (other than dollar denominated Awards) automatically shall be proportionately adjusted, without action by the Committee; provided, however, such automatic adjustment shall be evidenced by written addendums to the Plan and Award Agreements prepared by the Company and, with respect to Options, shall be in accordance with the Treasury Regulations concerning Incentive Stock Options. Further, in the event that the Committee determines that any distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, reorganization, merger, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property) with respect to which Awards may be granted, (ii) the number and type of Shares (or other securities or property) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided that the number of Shares subject to any Award denominated in Shares shall always be a whole number.
     4.4 Individual Participant Limits. Subject to adjustment pursuant to the above paragraph (c), the maximum aggregate number of Shares that may be subject to Share-denominated Awards granted under the Plan to any individual during any fiscal year of the Company shall not exceed 125,000. The method of counting such Shares shall conform to any requirements applicable to performance-based compensation under Section 162(m) of the Code or the rules and regulations promulgated thereunder. The maximum amount of dollar-denominated Awards that may be granted to any individual during any fiscal year of the Company shall not exceed $2,000,000 as valued on the date of the grant.
SECTION 5. Eligibility.
     Any Employee, Consultant or Director shall be eligible to be designated a Participant by the Committee. No individual shall have any right to be granted an Award pursuant to this Plan.
SECTION 6. Awards.
     6.1 Options. Subject to the provisions of the Plan, the Committee shall have the authority to determine Participants to whom Options shall be granted, the number of Shares to be covered by each Option, the purchase price therefor and the conditions and limitations applicable to the exercise of the Option, including the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions of the Plan.
          6.1.1 Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee at the time the Option is granted, but shall not be less than the Fair Market Value per Share on the effective date of such grant.

          6.1.2 Time and Method of Exercise. The Committee shall determine and provide in the Award Agreement or by action subsequent to the grant the time or times at which an Option may be exercised in whole or in part, and the method or methods by which, and the form or forms (which may include, without limitation, cash, check acceptable to the Company, Shares already-owned for more than six months (unless such holding requirement is waived by the Committee), Shares issuable upon Option exercise, a “cashless-broker” exercise (through procedures approved by the Committee), other securities or other property, a note, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price) in which payment of the exercise price and tax withholding obligation with respect thereto may be made or deemed to have been made. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may vest and be exercised. No portion of an Option which is unexercisable at termination of the Participant’s employment or service, as applicable, shall thereafter become exercisable, except as may be otherwise provided by the Committee either in the Award Agreement or by action following the grant of the Option.
          6.1.3 Incentive Stock Options. An Incentive Stock Option may be granted only to an individual who is an Employee of the Company or any parent or subsidiary corporation (as defined in Section 424 of the Code) at the time the Option is granted and must be granted within 10 years from the date the Plan was approved by the Board or the shareholders, whichever is earlier. To the extent that the aggregate Fair Market Value (determined at the time the respective Incentive Stock Option is granted) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company and its parent and subsidiary corporations exceeds $100,000, such Incentive Stock Options shall be treated as a Non-Qualified Stock Option. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of a Participant’s Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the Participant of such determination as soon as practicable after such determination. No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation, within the meaning of section 422(b)(6) of the Code, unless (i) at the time such Option is granted the option price is at least 110% of the Fair Market Value of the Common Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of grant. An Incentive Stock Option shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable during the Participant’s lifetime only by such Participant or the Participant’s guardian or legal representative. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision, and any regulations promulgated thereunder.
     6.2 Restricted Stock. Subject to the provisions of the Plan, the Committee shall have the authority to determine the Participants to whom Restricted Stock shall be granted, the number of Shares of Restricted Stock to be granted to each such Participant, the duration of the Restricted Period during which, and the conditions, including the Performance Criteria or other specified criteria, including the passage of time, if any, under which the Restricted Stock may vest or be forfeited to the Company, and the other terms and conditions of such Awards.
          6.2.1 Dividends. Dividends paid on Restricted Stock may be paid directly to the Participant, may be subject to risk of forfeiture and/or transfer restrictions during any period established by the Committee or sequestered and held in a bookkeeping cash account (with or without interest) or reinvested on an immediate or deferred basis in additional shares of Common Stock, which credit or shares may be subject to the same restrictions as the underlying Award or such other restrictions, all as determined by the Committee in its discretion, as provided in the Award Agreement. If the Award Agreement does not provided for the treatment of dividends, such dividends shall be held by the

Company without interest until such time as the Share becomes vested or forfeited, as the case may be, and then be similarly paid to the Participant or forfeited.
          6.2.2 Registration. Any Restricted Stock may be evidenced in such manner as the Committee shall deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.
          6.2.3 Forfeiture and Restrictions Lapse. Except as otherwise determined by the Committee or the terms of the Award Agreement, upon a Participant’s termination of employment or service (as determined under criteria established by the Committee) for any reason during the applicable Restricted Period, all Restricted Stock shall be forfeited by the Participant and re-acquired by the Company. The Committee may, in its discretion, waive in whole or in part any or all remaining restrictions with respect to such Participant’s Restricted Stock; provided, however, if the Award is intended to qualify as performance based compensation under Section 162(m) of the Code, such waiver may be only in compliance with the requirements of Section 162(m) of the Code. Unrestricted Shares, evidenced in such manner as the Committee shall deem appropriate, shall be issued to the holder of Restricted Stock promptly after the applicable restrictions have lapsed or otherwise been satisfied.
          6.2.4 Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, restrictions on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter. During the Restricted Period, Restricted Stock will be subject to such limitations on transfer as necessary to comply with Section 83 of the Code.
     6.3 Performance Awards. The Committee shall have the authority to determine the Participants who shall receive Performance Awards, which shall be denominated as a cash amount at the time of grant and confer on the Participant the right to receive all or part of such Award upon the achievement of such performance goals (based on the Performance Criteria or any other specified criteria) during such performance periods as the Committee shall establish with respect to the Award. The Committee, in its discretion, may determine whether an Award is to qualify as performance-based compensation as described in Section 162(m) (4) (C) of the Code.
          6.3.1 Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the performance goals to be achieved during any performance period, the Performance Criteria or other criteria upon which the performance goals are to be based, the length of any performance period and the amount of any Performance Award.
          6.3.2 Payment of Performance Awards. To the extent then earned, Performance Awards shall be paid (in cash and/or in Shares, in the sole discretion of the Committee) in a lump sum following the close of the performance period.
          6.3.3 Forfeiture and Restrictions Lapse. Except as otherwise determined by the Committee or the terms of the Award Agreement that granted the Performance Award, upon a Participant’s termination of employment or service, as applicable (as determined under criteria established by the Committee) for any reason during the applicable Restricted Period, all Performance Awards shall be forfeited by the Participant and re-acquired by the Company. The Committee may, in its discretion, waive in whole or in part any or all remaining restrictions with respect to such Participant’s

Performance Award; provided, however, if the Award is intended to qualify as performance based compensation under Section 162(m) of the Code, such waiver may be only in compliance with the requirements of Section 162(m) of the Code. Unrestricted Shares, evidenced in such manner as the Committee shall deem appropriate, shall be issued to the holder of Performance Awards promptly after the applicable restrictions have lapsed or otherwise been satisfied.
     6.4 Phantom Shares. The Committee shall have the authority to grant Awards of Phantom Shares to Participants upon such terms and conditions as the Committee may determine.
          6.4.1 Terms and Conditions. Each Phantom Share Award shall constitute an agreement by the Company to issue or transfer a specified number of Shares or pay an amount of cash equal to the Fair Market Value of a specified number of Shares, or a combination thereof to the Participant in the future, subject to the fulfillment during the Restricted Period of such conditions, including those linked to the Performance Criteria or other specified criteria, including the passage of time, if any, as the Committee may specify at the date of grant. During the Restricted Period, the Participant shall not have any right to transfer any rights under the subject Award, shall not have any rights of ownership in the Phantom Shares and shall not have any right to vote such shares.
          6.4.2 Dividend Equivalents. Any Phantom Share award may provide, in the discretion of the Committee, that any or all dividends or other distributions paid on Shares during the Restricted Period be credited in a cash bookkeeping account (with or without interest) or that equivalent additional Phantom Shares be awarded, which account or Phantom Shares may be subject to the same restrictions as the underlying Award or such other restrictions as the Committee may determine.
          6.4.3 Forfeiture and Restrictions Lapse. Except as otherwise determined by the Committee or set forth in the Award Agreement, upon a Participant’s termination of employment or service (as determined under criteria established by the Committee) for any reason during the applicable Restricted Period, all Phantom Shares shall be forfeited by the Participant. The Committee may, in its discretion, waive in whole or in part any or all remaining restrictions with respect to such Participant’s Phantom Shares; provided, however, if the Award is intended to qualify as performance based compensation under Section 162(m) of the Code, such waiver may be only in compliance with the requirements of Section 162(m) of the Code.
          6.4.4 Payment of Phantom Shares. To the extent then vested, Phantom Shares shall be paid (in cash and/or in Shares, in the sole discretion of the Committee) in a lump sum following the close of the Restricted Period.
     6.5 SARs. The Committee shall have the authority to determine Participants to whom SARs shall be granted, the number of Shares to be covered by each SAR, the exercise price and the conditions and limitations applicable to the exercise of the SAR, including the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions of the Plan. A SAR may be granted (a) in connection and simultaneously with the grant of an Option, (b) with respect to a previously granted Option, or (c) independent of an Option.
          6.5.1 Exercise Price. The exercise price per SAR shall be determined by the Committee at the time the SAR is granted, but shall not be less than the Fair Market Value per Share on the effective date of such grant.
          6.5.2 Time of Exercise. The Committee shall determine and provide in the Award Agreement the time or times at which a SAR may be exercised in whole or in part.

          6.5.3 Method of Payment. The Committee shall determine, in its discretion, whether the SAR shall be paid in cash, shares of Common Stock or a combination of the two.
     6.6 Stock Payments. Stock Payments may be made to such Participants in such number of Shares as determined to be appropriate by the Committee, and may be in lieu of, or in addition to, any cash compensation otherwise payable to such Participant.
     6.7 Other Stock-Based Awards. The Committee may grant to Participants an Other Stock-Based Award, which shall consist of a right denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares as is deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan, the Committee shall determine the terms and conditions, including performance objectives, if any, of any such Other Stock-Based Award.
     6.8 General.
          6.8.1 Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, any other Award granted under the Plan or any award granted under any other plan of the Company or any Subsidiary. Awards granted in addition to or in tandem with other Awards or awards granted under any other plan of the Company or any Subsidiary may be granted either at the same time as or at a different time from the grant of such other Awards or awards.
          6.8.2 Limits on Transfer of Awards.
               6.8.2.1 Except as provided in paragraph (C) below, each Award, and each right under any Award, shall be exercisable only by the Participant during the Participant’s lifetime, or if permissible under applicable law, by the Participant’s guardian or legal representative as determined by the Committee.
               6.8.2.2 Except as provided in paragraph (C) below, no Award and no right under any such Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant, and any such purported prohibited assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Subsidiary.
               6.8.2.3 To the extent specifically approved in writing by the Committee, an Award (other than an ISO) may be transferred to immediate family members or related family trusts, limited partnerships or similar entities or other Persons on such terms and conditions as the Committee may establish or approve. In addition, an Award may be transferred by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order.
          6.8.3 Terms of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided, that in no event shall the term of any Award exceed a period of 10 years from the date of its grant.
          6.8.4 Share Certificate. All certificates for Shares or other securities of the Company or any Subsidiary delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Shares or other securities are then listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

          6.8.5 Consideration for Grants. Awards may be granted for no cash consideration or for such consideration as the Committee determines including, without limitation, such minimal cash consideration as may be required by applicable law.
          6.8.6 Delivery of Shares or other Securities and Payment by Participant of Consideration. No Shares or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement (including, without limitation, any exercise price or tax withholding) is received by the Company. Such payment may be made by such method or methods and in such form or forms as the Committee shall determine, including, without limitation, cash, Shares, other securities, other Awards or other property, withholding of Shares, cashless exercise with simultaneous sale, or any combination thereof, provided that the combined value, as determined by the Committee, of all cash and cash equivalents and the Fair Market Value of any such Shares or other property so tendered to the Company, as of the date of such tender, is at least equal to the full amount required to be paid pursuant to the plan or the applicable Award Agreement to the Company.
     6.9 Performance Based Compensation. The Committee shall determine which Awards are intended by the Committee to qualify as “performance-based compensation” as described in Section 162(m)(4)(C) of the Code. The Committee shall establish performance goals applicable to those Awards based upon the attainment of such target levels of one or more of the Performance Criteria, over one or more periods of time, which may be of varying and overlapping durations, as the Committee may select. The Performance Criteria shall be subject to adjustment for changes in accounting standards required by the Financial Accounting Standards Board after the goal is established, and, to the extent provided for in the Award Agreement, shall be subject to adjustment for specified significant extraordinary items or events. In this regard, performance goals based on stock price shall be proportionately adjusted for any changes in the price due to a stock split. Performance Criteria may be absolute, relative to one or more other companies, or relative to one or more indexes, and may be contingent upon future performance of the Company or any Subsidiary, division, unit or product line thereof. A performance goal need not be based upon an increase or positive result under a Performance Criteria and could, for example, be based upon limiting economic losses or maintaining the status quo. Which Performance Criteria to be used with respect to any grant, and the weight to be accorded thereto if more than one factor is used, shall be determined by the Committee, in its sole discretion, at the time of grant. To the extent necessary to comply with the qualified performance-based compensation requirements of Section 162(m)(4)(C) of the Code, following the completion of each specified performance period, the Committee shall certify in writing whether the applicable performance goals have been achieved for such performance period. In determining the amount earned by a Participant, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the performance period. Notwithstanding any other provision of the Plan, any Award which is intended to constitute qualified performance-based compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.
SECTION 7. Amendment and Termination.
     Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

     7.1 Amendments to the Plan. The Board or the Committee may amend, alter, suspend, discontinue, or terminate the Plan without the consent of any stockholder, Participant, other holder or beneficiary of an Award, or other Person; provided, however, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the stockholders of the Company, except as provided in Section 4(c) of the Plan, (a) no such amendment, alteration, suspension, discontinuation, or termination shall be made that would increase the total number of Shares that may be issued under the Plan, and (b) the exercise price of any outstanding Option or SAR that is greater than the then Fair Market Value of a Share may not be decreased. In all events, shareholder approval shall be obtained when required by the rules of the Nasdaq Stock Market or such other national exchange or market on which the Shares are primarily traded.
     7.2 Amendments to Awards. Subject to Paragraph (1) above and Section 3(b), the Committee may waive any conditions or rights under, amend any terms of, or alter any Award theretofore granted, provided no change in any Award shall adversely affect the rights of a Participant under the Award without the consent of such Participant. Notwithstanding the foregoing, with respect to any Award intended to qualify as performance-based compensation under Section 162(m) of the Code, no adjustment other than an acceleration of vesting or payment upon the Participant’s death, disability or change of control of the Company, shall be authorized to the extent such adjustment would cause the Award to fail to so qualify.
SECTION 8. General Provisions.
     8.1 No Rights to Awards. No Participant or other Person shall have any claim to be granted any Award, there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards and the terms and conditions of Awards need not be the same with respect to each recipient.
     8.2 Tax Withholding. The Company or any Subsidiary is authorized to withhold from any Award, from any payment due or transfer made under any Award or from any compensation or other amount owing to a Participant the amount (in cash, Shares, or other property) of any applicable taxes required to be withheld by the Company or Subsidiary in respect of the Award, its exercise, the lapse of restrictions thereon, or any payment or transfer under the Award and to take such other action as may be necessary in the opinion of the Company to satisfy all of its obligations for the payment of such taxes. In addition, the Committee may provide that the Participant may direct the Company to satisfy the Company’s tax withholding obligations through the withholding of Shares otherwise to be acquired upon the exercise or payment of such Award.
     8.3 No Right to Employment or Retention. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Subsidiary or under any other service contract with the Company or any Subsidiary, or to remain on the Board. Further, the Company or a Subsidiary may at any time dismiss a Participant from employment or terminate any contractual agreement or relationship with any Consultant, free from any liability or any claim under the Plan, with or without cause, unless otherwise expressly provided in the Plan, in any Award Agreement or any other agreement or contract between the Company or a Subsidiary and the affected Participant. If a Participant’s employer ceases to be a Subsidiary, such Participant shall be deemed to have terminated employment for purposes of the Plan, unless specifically provided otherwise in the Award Agreement. A Participant shall not be considered to have a termination of employment or service in the case of any approved leave of absence; provided, however, that for purposes of ISOs such leave is not for a period of more than three months, unless reemployment upon expiration of the leave is guaranteed by contract or statute. Transfers between the Company and Subsidiaries or between the status of Employee, Director or Consultant shall not be a termination of employment or service except with respect to Awards subject to

Section 409A of the Code, to the extent provided otherwise by Section 409A and the regulations thereunder.
     8.4 Corporate Transactions and Change of Control. In the event of any distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, reorganization, merger, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other similar corporate transaction or event or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations or accounting principles, and whenever the Committee determines that action is appropriate in order to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles, the Committee, in its sole discretion and on such terms and conditions as it deems appropriate, either by amendment of the terms of any outstanding Awards or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions:
     8.4.1 To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 8(d) the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Committee in its sole discretion;
     8.4.2 To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; and
     8.4.3 To make adjustments in the number and type of shares of common Stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Awards and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards and Awards which may be granted in the future;
     8.4.4 To provide that such Award shall be exercisable or payable or fully vested with respect to all or part of the Shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and
     8.4.5 To provide that the Award cannot vest, be exercised or become payable after such event.
     Notwithstanding any other provision of this Plan to the contrary, unless specifically provided otherwise in an Award Agreement, in the event of a Change of Control all outstanding Awards automatically shall become fully vested on such Change of Control (or such earlier time as may be established by the Committee), all restrictions, if any, with respect to such Awards shall lapse, including, without limitation, any service, longevity or other employment requirements, and all Performance Criteria, if any, with respect to such Awards shall be deemed to have been met in full to the maximum extent without regard to any proration provisions in such Award or Award Agreement.

     In addition to, or in lieu of, any other provision of the Plan, the Committee may provide that all Awards not exercised upon or prior to a Change of Control shall (x) terminate on such Change of Control, (y) be assumed by the successor (or a parent thereof) in any merger or other corporate transaction, or (z) be surrendered in exchange for substantially economically equivalent substitute Awards (with the substantially same material terms as the surrendered Award, including 100% vesting) from the successor (or a parent thereof).
     8.5 Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Texas and applicable federal law.
     8.6 Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.
     8.7 Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Award, permit the exercise of an Award and/or the satisfaction of its tax withholding obligation in the manner elected by the Participant, holder or beneficiary if, acting in its sole discretion, it determines that the issuance of transfer or such Shares or such other consideration, the manner of exercise or satisfaction of the tax withholding obligation might violate any applicable law or regulation, including without limitation, the Sarbanes-Oxley Act, or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded or refused, as the case may be, to the relevant Participant, holder or beneficiary.
     8.8 No Trust or Fund Created. Neither the Plan nor the Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Subsidiary pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company or any Subsidiary.
     8.9 No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be cancelled, terminated, or otherwise eliminated.
     8.10 Headings. Headings are given to the Section and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the plan or any provision thereof.
SECTION 9. Amendment and Restatement of Prior Plan/Merger of 2000 Plan.
     The Plan is an amendment and restatement of the Prior Plan, which is hereby renamed the Mitcham Industries, Inc. Stock Awards Plan (the “Plan”). In addition, the 2000 Plan is hereby merged into the Plan. Nothing in this Plan shall change or modify the terms or rights under any Award granted under the Prior Plan or the 2000 Plan.

SECTION 10. Term of the Plan.
     This amendment and restatement of the Prior Plan and the merger of the 2000 Plan into the Plan shall not become effective until the date the Plan is approved by the stockholders of the Company. If it is not approved by the stockholders, the Plan shall be null and void for all purposes. No Award shall be granted with respect to newly authorized shares under this Plan prior to its approval by the stockholders of the Company and no Awards shall be granted after the 10th anniversary of the date this amendment and restatement of the Prior Plan was adopted by the Board. However, unless otherwise expressly provided in the Plan, the Prior Plan, the 2000 Plan or an applicable award agreement, any Award granted prior to such termination of the Plan, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award, shall extend beyond such termination date.

MITCHAM INDUSTRIES, INC.
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JULY 27, 2006

P	The proxies appointed on the following page are directed to vote as specified below, and in their discretion, on all other matters coming before the meeting. If no instructions are given, the proxy will vote “FOR” all director nominees listed below and “FOR” the ratification of the selection of independent auditors. This proxy is solicited by the Board of Directors of Mitcham Industries, Inc.

R	1.	ELECTION OF DIRECTORS — Billy F. Mitcham, Jr., R. Dean Lewis, John F. Schwalbe, Robert P. Capps and Peter H. Blum.

O		Vote FOR all nominees listed above, except vote withheld from (to withhold authority to vote for any individual nominee, write in the names on the line below:)

X

Vote WITHHELD from all nominees

Y	2.	ADOPTION OF THE MITCHAM INDUSTRIES, INC. STOCK AWARDS PLAN

		FOR	AGAINST	ABSTAIN

	3.	RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

		FOR	AGAINST	ABSTAIN
I plan to attend the meeting.
PLEASE SIGN, DATE AND RETURN THE FOLLOWING PROXY CARD
PROMPTLY, USING THE ENCLOSED ENVELOPE.

MITCHAM INDUSTRIES, INC.
Proxy Solicited On Behalf Of The Board Of Directors
For The Annual Meeting of Shareholders To Be Held July 27, 2006
The undersigned hereby appoints Billy F. Mitcham, Jr. and Peter H. Blum, and each of them, as attorneys and proxies of the undersigned, with power of substitution, to represent the undersigned at the Annual Meeting of Shareholders of Mitcham Industries, Inc. to be held July 27, 2006, and at any adjournment or postponement thereof, and to vote all shares of common stock which the undersigned is entitled to vote on all matters coming before said meeting.

Dated: , 2006

Signature

Signature if held jointly

THIS PROXY MUST BE SIGNED EXACTLY AS THE SHAREHOLDER’S NAME APPEARS HEREON. Executors, administrators, trustees, etc., should give full title as such. If the shareholder is a corporation, please sign full corporate name by duly authorized officer. If shareholder is a partnership, please sign partnership name by authorized person.